Exhibit 99.1

News Release United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Airlines Reports Best First-Quarter Financial Performance in Five Years Despite Challenging Macroeconomic Environment

Q1 pre-tax margin up 4.9 points year-over-year, ahead of Wall Street consensus; up 3.6 points on an adjusted basis1

Q1 pre-tax margin expected to lead the industry as United continues to attract more brand-loyal customers, improve the customer experience and demonstrate the resiliency of the business

Year-to-date2 repurchased $451 million of shares

United expects resilient earnings in Q2 and full-year 20253 despite uncertain macroeconomic environment and is removing 4 points of scheduled domestic capacity starting in the third quarter 2025

Generated operating cash flow of $3.7 billion in the first quarter and over $10 billion in the last 12 months; Over $2 billion of free cash flow4 in the first quarter and over $5 billion in the last 12 months

Delivered best first-quarter operational performance since 2021

CHICAGO, April 15, 2025 – United Airlines (UAL) today reported its best first-quarter financial results in the past five years, despite a challenging macroeconomic environment.
United reported a first-quarter profit, with record revenue of $13.2 billion, and total revenue per available seat mile (TRASM) growth of 0.5% year-over-year. The company had first quarter pre-tax earnings of $478 million, with a pre-tax margin of 3.6%; and adjusted pre-tax earnings1 of $391 million, with an adjusted pre-tax margin1 of 3.0%. The company also achieved diluted earnings per share of $1.16 and adjusted diluted earnings per share1 of $0.91, within the guidance range provided at the start of the quarter.
United continued to build brand loyalty in the first quarter and saw strong growth across its diversified revenue streams. Premium cabin revenue rose 9.2%, business revenue was up 7.4% and revenue from Basic Economy was up 7.6% year-over-year. International travel remained strong, with Atlantic RASM up 4.7% and Pacific RASM up 8.5% year-over-year. Other revenue streams such as cargo and loyalty remained resilient and were up 9.7% and 9.4% year-over-year, respectively. Forward bookings over the last two weeks have remained stable, with premium cabins up 17% and international up 5% year-over-year.
1 For additional information about the non-GAAP financial measures used in this press release, see "Non-GAAP Financial Information" below.
2 Shares repurchased through April 10, 2025.
3 For additional information about United’s adjusted diluted earnings per share guidance, please refer to the Investor Update issued in connection with this quarterly earnings announcement.
4 Effective January 1, 2025, we define free cash flow as the sum of net cash from operating activities and net cash from investing activities, adjusted for the net change in short-term investments and the net change in restricted cash. For additional information about the non-GAAP financial measures used in this press release, including free cash flow, see "Non-GAAP Financial Information" below.

United Airlines Announces First-Quarter 2025 Results
United believes our proven ability to win brand-loyal customers is a competitive advantage and will make United resilient in any economic environment. In response to the current demand environment, United is removing 4 percentage points of scheduled domestic capacity starting in the third quarter of 2025. United is also continuing to make prudent adjustments to the utilization rate of its fleet, including ongoing reductions in off-peak flying on lower demand days. The airline expects to continue this approach into the fourth quarter of 2025. Additionally, as previously announced, United will retire 21 aircraft earlier than previously planned.
“Our strategy coming out of the COVID pandemic was simple: Build the best airline in the world to attract brand-loyal customers. The people of United Airlines have executed and built that airline," said United CEO Scott Kirby. “United Next is on track and we will continue to execute our multiyear plan that has allowed United to thrive in any demand environment. It has given us industry-leading margins in the good times and we expect to expand our lead further in challenging economic times. Our ability to win brand-loyal customers and the resiliency of our business is a competitive advantage, and we are accelerating our investments in our product, service, technology and experience to further expand that lead.”
Ongoing investments include the six additional gates at Chicago O’Hare expected to be awarded to United this fall based on a preliminary assessment by the Chicago Department of Aviation, due to United's continued growth and commitment to Chicago and O'Hare. The airline is also expanding at San Francisco and plans to have the fastest WiFi in the sky with Starlink installed on its entire United Express fleet by the end of this year. Customers will also continue to benefit from our technology investments such as new, more detailed connection information in the United app to help customers make their connection, and Spanish translations that led to increased digital check-ins for international travel.
United’s operation started 2025 stronger than any previous year since 2021. In the first quarter the airline flew the largest schedule by available seat miles in its history, carrying a record of over 450,000 customers per day on average. United achieved the best on-time arrival and departure rate for a first quarter since 2021 and cut its seat cancellation rate in half compared to the first quarter of 2024. Running a safe, reliable operation continues to be United's top priority.

United Airlines Reports First-Quarter 2025 Results
First-Quarter Financial Results
•Capacity up 4.9% compared to first-quarter 2024.
•Total operating revenue of $13.2 billion, up 5.4% compared to first-quarter 2024.
•TRASM up 0.5% compared to first-quarter 2024.
•CASM down 3.4%, and CASM-ex1 up 0.3%, compared to first-quarter 2024.
•Pre-tax earnings of $0.5 billion, with a pre-tax margin of 3.6%; adjusted pre-tax earnings1 of $0.4 billion, with an adjusted pre-tax margin1 of 3.0%.
•Net income of $0.4 billion; adjusted net income1 of $0.3 billion.
•Diluted earnings per share of $1.16; adjusted diluted earnings per share1 of $0.91.
•Average fuel price per gallon of $2.53.
•Generated $3.7 billion of operating cash flow.
•Generated $2.3 billion of free cash flow4.
•Ending available liquidity5 of $18.3 billion.
•Total debt, finance lease obligations and other financial liabilities of $27.7 billion at quarter end.
•Net leverage6 of 2.0x.
•Year-to-date repurchased approximately $451 million of shares2.
Key Highlights
•Announced updates and enhanced benefits to the United Family of Cards from Chase, with $800 to $2,000 in total annual value for cardholders, and welcome bonus mile offers for new cardholders.
•Received FAA certification for Starlink WiFi, with fast, reliable and free WiFi for MileagePlus members expected onboard certain commercial flights as early as May.
•Achieved our highest customer satisfaction scores for a first quarter, an increase of 10% year over year, recording our highest ever ratings for pilot communication, inflight entertainment and check-in experience based on the Net Promoter Score customer satisfaction scale.
•United operated its largest first quarter schedule by available seat miles in its history, carrying a record of over 450,000 customers per day on average, including nearly 90,000 on average in United’s industry-leading international network.
•United Airlines Ventures (UAV), United’s corporate venture capital unit that invests in start-ups developing innovative technologies for scaling sustainable aviation fuel and advancing the aviation industry, announced an investment by the UAV Sustainable Flight Fund in direct carbon capture startup Heirloom.
•Named to Fortune’s list for Most Admired Companies for the fourth consecutive year.

5 Includes cash, cash equivalents, short-term investments and undrawn credit facilities.
6 Effective January 1, 2025, we define Adjusted EBITDAR, which is included in the calculation of net leverage on a trailing twelve month basis, to include an additional adjustment for the fixed portion of operating lease expense, instead of solely aircraft rent as was the case historically. For additional information about the non-GAAP financial measures used in this press release, including net leverage and Adjusted EBITDAR, see "Non-GAAP Financial Information" below.

United Airlines Reports First-Quarter 2025 Results
Customer Experience
•Customers continue to adopt self-service tools for a more seamless travel experience, with digital check-in reaching a record high of 85% in the first quarter and kiosk check-in dropping to a record low rate of 8%.
•Saw increased engagement with the United app as 83% of customers used it for day-of travel needs in the first quarter, a 5% increase year-over-year, driven by in-app enhancements like Spanish translation and new, improved connection information in the Travel Mode feature for quick access to key trip details.
•Returned guest favorite Daelmans Stroopwafel for domestic snacks for flights over 300 miles, introduced a revamped meal service to long-haul Hawaii flights for all cabins, including themed entrees, and added hot meals for economy guests and sundae carts featuring Tillamook ice cream and other desserts for first class passengers.
•Uncorked the exclusive United Polaris® wine collaboration with Laurent-Perrier, becoming the only North American airline to serve Laurent-Perrier’s La Cuvée, and introduced three new canned cocktails from Chicago-based Crafthouse Cocktails on domestic flights, in collaboration with James Beard Award-winning mixologist, Charles Joly.
•Named by USA Today to America’s Best Customer Service 2025, and MileagePlus® was named to Newsweek’s list of America’s Best Loyalty Programs for 2025.
•Introduced inflight entertainment enhancements such as a Control Tower feature, allowing customers a unique view of an airport’s airfield map.

Operations
•Achieved the Company's best on-time departure and arrival for a first quarter since 2021, and ranked first in on-time departures at United’s hubs in San Francisco, Los Angeles and Washington D.C. among airlines with comparable operations at those airports.
•Recorded the second lowest seat cancel rate for a first quarter in company history, at half the rate of the year-ago period.
•United Express more than doubled its record of 100% completion days in the first quarter, at 21 days.
•Opened a state-of-the-art Tech Ops Training Facility at the airline’s Houston hub and broke ground on a $315 million Tech Ops complex in Orlando in collaboration with the Greater Orlando Aviation Authority.
•Set company records for on-time performance and completion at line stations with at least 10 flights per day.
Network
•In the first quarter, United took delivery of its 1,000th mainline jet, enabling continued expansion of its premium offerings with 69,000 average daily premium seats flown across the system in the quarter, an increase of 7% year-over-year.

United Airlines Reports First-Quarter 2025 Results
•Re-started service to Tel Aviv, Israel from New York/Newark, with twice daily service, more service than any other U.S. airline currently provides.
•United expanded its service to warm-weather, customer-favorite destinations, flying its largest ever first-quarter schedules to the Caribbean, Latin America and Africa, additionally operating its largest first-quarter schedule to domestic sun destinations at over 11 million seats.
•Launched its first-ever nonstop flight between New York/Newark and Dominica in February.
•Added or upgauged 210 flights to help customers reach major special events like college and professional football championships and Mardi Gras.
Employees and Communities
•More than 850 employees volunteered more than 6,900 hours at non-profit organizations supporting local communities around the world in the first quarter, with United’s business resource groups hosting over 30 events in honor of MLK Day of Service and other volunteerism efforts in the quarter.
•As a partner of Airlink, United transported over 8,000 pounds of cargo to Los Angeles to aid those affected by the fires, additionally donating close to 15 million miles and nearly $400,000 for disaster relief with the support of United customers.
•United was recognized as a top employer, being named as one of Forbes’ Best Large Employers in 2025 and one of the Best Workplaces for Black Americans and Women by Newsweek.
•Chief Operations Officer Toby Enqvist was elected to the Special Olympics International Board of Directors in April. He will build on the partnership United launched in 2017 that created the industry-leading Special Olympics Service Ambassador program, enabling Special Olympics Athlete Leaders to use their talents and develop their skills by helping United customers in airports.
•Hosted career day events for high schoolers at Houston and Newark hubs in collaboration with the Houston Texans and New York Giants to educate students on future careers in aviation.

United Airlines Reports First-Quarter 2025 Results
Earnings Call
UAL will hold a conference call to discuss first-quarter 2025 financial results, as well as its financial and operational outlook for the second-quarter 2025 and beyond, on Wednesday, April 16, 2025 at 9:30 a.m. CST/10:30 a.m. EST. A live, listen-only webcast of the conference call will be available at ir.united.com. The webcast will be available for replay within 24 hours of the conference call and then archived on the website.
Outlook
This press release should be read in conjunction with the company's Investor Update issued in connection with this quarterly earnings announcement, which provides additional information on the company's business outlook (including certain financial and operational guidance) and is furnished with this press release to the U.S. Securities and Exchange Commission on a Current Report on Form 8-K. The Investor Update is also available at ir.united.com. Management will also discuss certain business outlook items, including providing certain second quarter and full year 2025 financial targets, during the quarterly earnings conference call.

The company's business outlook is subject to risks and uncertainties applicable to all forward-looking statements as described elsewhere in this press release. Please see the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

About United
At United, Good Leads The Way. With hubs in Chicago, Denver, Houston, Los Angeles, New York/Newark, San Francisco and Washington, D.C., United operates the most comprehensive global route network among North American carriers, and is now the largest airline in the world. For more about how to join the United team, please visit www.united.com/careers and more information about the company is at www.united.com. United Airlines Holdings, Inc., the parent company of United Airlines, Inc., is traded on the Nasdaq under the symbol "UAL".

Website Information
We routinely post important news and information regarding United on our corporate website, www.united.com, and our investor relations website, ir.united.com. We use our investor relations website as a primary channel for disclosing key information to our investors, including the timing of future investor conferences and earnings calls, press releases and other information about financial performance (including financial guidance), reports filed or furnished with the U.S. Securities and Exchange Commission, information on corporate governance and details related to our annual meeting of shareholders. We may use our investor relations website as a means of disclosing material, non-public information (including financial guidance) and for complying with our disclosure obligations under Regulation FD. We encourage investors, the media and others interested in the company to visit this website from time to time, as information is updated and new information is posted. We may also use social media channels to communicate with our investors and the public about our company and other matters, and those communications could be deemed to be material information. The information contained on, or that may be accessed through, our website or social media channels are not incorporated by reference into, and are not a part of, this document.

Cautionary Statement Regarding Forward-Looking Statements:
This press release and the related attachments and Investor Update (as well as the oral statements made with respect to information contained in this release and the attachments) contain certain "forward-looking statements," within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, relating to, among other things, goals, plans and projections regarding the company's financial position, results of operations, market position, airline capacity, fleet plan strategy, fares, announced routes (which may be subject to government approval), booking trends, product development, corporate citizenship-related strategy initiatives and business strategy. Such forward-looking statements are based on historical performance and current expectations, estimates, forecasts and projections about the company's future financial results, goals, plans, commitments, strategies and objectives and involve inherent risks, assumptions and uncertainties, known or unknown, including internal or external factors that could delay, divert or change any of them, that are difficult to predict, may be beyond the company's control and could cause the company's future financial results, goals, plans, commitments, strategies and objectives to differ materially from those expressed in, or implied by, the statements. Words such as "should," "could," "would," "will," "may," "expects," "plans," "intends," "anticipates," "indicates," "remains," "believes," "estimates," "projects," "forecast," "guidance," "outlook," "goals," "targets," "pledge," "confident," "optimistic," "dedicated," "positioned," "on track", "path" and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. All statements, other than those that relate solely to historical facts, are forward-looking statements.

United Airlines Reports First-Quarter 2025 Results
Additionally, forward-looking statements include conditional statements and statements that identify uncertainties or trends, discuss the possible future effects of known trends or uncertainties, or that indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this release are based upon information available to us on the date of this release. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law or regulation.

Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: execution risks associated with our strategic operating plan; changes in our fleet and network strategy or other factors outside our control resulting in less economic aircraft orders, costs related to modification or termination of aircraft orders or entry into aircraft orders on less favorable terms, as well as any inability to accept or integrate new aircraft into our fleet as planned, including as a result of any mandatory groundings of aircraft; any failure to effectively manage, and receive anticipated benefits and returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions, or related exposures to unknown liabilities or other issues or underperformance as compared to our expectations; adverse publicity, increased regulatory scrutiny, harm to our brand, reduced travel demand, potential tort liability and operational restrictions as a result of an accident, catastrophe or incident involving us, our regional carriers, our codeshare partners or another airline; the highly competitive nature of the global airline industry and susceptibility of the industry to price discounting and changes in capacity, including as a result of alliances, joint business arrangements or other consolidations; our reliance on a limited number of suppliers to source a majority of our aircraft, engines and certain parts, and the impact of any failure to obtain timely deliveries, additional equipment or support from any of these suppliers; disruptions to our regional network and United Express flights provided by third-party regional carriers; unfavorable economic and political conditions in the United States and globally; reliance on third-party service providers and the impact of any significant failure of these parties to perform as expected, or interruptions in our relationships with these providers or their provision of services; extended interruptions or disruptions in service at major airports where we operate and space, facility and infrastructure constraints at our hubs or other airports; geopolitical conflict, terrorist attacks or security events (including the suspension of our overflying in Russian airspace as a result of the Russia-Ukraine military conflict and interruptions of our flying as a result of the military conflict in the Middle East, as well as any escalation of the broader economic consequences of these conflicts beyond their current scope); any damage to our reputation or brand image; our reliance on technology and automated systems to operate our business and the impact of any significant failure or disruption of, or failure to effectively integrate and implement, these technologies or systems; increasing privacy, data security and cybersecurity obligations or a significant data breach; increased use of social media platforms by us, our employees and others; the impacts of union disputes, employee strikes or slowdowns, and other labor-related disruptions or regulatory compliance costs on our operations or financial performance; any failure to attract, train or retain skilled personnel, including our senior management team or other key employees; the monetary and operational costs of compliance with extensive government regulation of the airline industry; current or future litigation and regulatory actions, or failure to comply with the terms of any settlement, order or agreement relating to these actions; costs, liabilities and risks associated with environmental regulation and climate change; high and/or volatile fuel prices or significant disruptions in the supply of aircraft fuel; the impacts of our significant amount of financial leverage from fixed obligations and the impacts of insufficient liquidity on our financial condition and business; failure to comply with financial and other covenants governing our debt, including our MileagePlus senior secured notes; limitations on our ability to use our net operating loss carryforwards and certain other tax attributes to offset future taxable income for U.S. federal income tax purposes; our failure to realize the full value of our intangible assets or our long-lived assets, causing us to record impairments; fluctuations in the price of our common stock; the impacts of seasonality, and other factors associated with the airline industry; increases in insurance costs or inadequate insurance coverage; risks relating to our repurchase program for shares of common stock and certain warrants exercisable for common stock; and other risks and uncertainties set forth in Part I, Item 1A. Risk Factors of our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

Non-GAAP Financial Information:
In discussing financial results and guidance, the company refers to financial measures that are not in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"). The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management's, analysts' and investors' overall understanding of the company's underlying financial performance and trends and facilitate comparisons among current, past and future periods. Non-GAAP financial measures typically have exclusions or adjustments that include one or more of the following characteristics, such as being highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of past or future operating results. These items are excluded because the company believes they neither relate to the ordinary course of the company's business nor reflect the company's underlying business performance.

United Airlines Reports First-Quarter 2025 Results

Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The company does not provide a reconciliation of forward-looking measures where the company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors and is unable to reasonably predict certain items contained in the GAAP measures without unreasonable efforts. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the company's control or cannot be reasonably predicted. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

Please refer to the tables accompanying this release for a description of the non-GAAP adjustments and reconciliations of the historical non-GAAP financial measures used to the most comparable GAAP financial measure and related disclosures.

Change in Presentation:
In the first quarter of 2025, the Company changed its rounding presentation to the nearest whole number in millions of reported amounts, except per share data or as otherwise designated. As such, certain columns and rows within the financial statements and tables presented may not sum due to rounding. Per unit amounts have been calculated from the underlying whole-dollar amounts. This change is not material and does not impact the comparability of our condensed consolidated financial statements.

-tables attached-

United Airlines Reports First-Quarter 2025 Results
UNITED AIRLINES HOLDINGS, INC.
STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

	Three Months Ended March 31,		% Increase/ (Decrease)
(In millions, except for percentage changes and per share data)	2025	2024
Operating revenue:
Passenger revenue	$11,860	$11,313	4.8
Cargo revenue	429	391	9.7
Other operating revenue	923	835	10.5
Total operating revenue	13,213	12,539	5.4

Operating expense:
Salaries and related costs	4,155	3,932	5.7
Aircraft fuel	2,701	2,954	(8.6)
Landing fees and other rent	873	804	8.6
Aircraft maintenance materials and outside repairs	731	773	(5.4)
Depreciation and amortization	727	708	2.7
Regional capacity purchase	650	585	11.1
Distribution expenses	496	480	3.3
Aircraft rent	51	43	18.6
Special charges (credits)	(108)	13	NM
Other operating expenses	2,326	2,148	8.3
Total operating expense	12,605	12,440	1.3

Operating income	607	99	NM

Nonoperating income (expense):
Interest expense	(356)	(454)	(21.6)
Interest income	164	177	(7.3)
Interest capitalized	48	61	(21.3)
Unrealized losses on investments, net	(21)	(37)	(43.2)
Miscellaneous, net	36	(10)	NM
Total nonoperating expense, net	(129)	(263)	(51.0)

Income (loss) before income taxes	478	(164)	NM

Income tax expense (benefit)	91	(40)	NM
Net income (loss)	$387	$(124)	NM

Earnings (loss) per share, diluted	$1.16	$(0.38)	NM
Diluted weighted average shares	333.0	328.3	1.4

NM-Greater than 100% change or otherwise not meaningful.

United Airlines Reports First-Quarter 2025 Results
UNITED AIRLINES HOLDINGS, INC.
PASSENGER REVENUE INFORMATION AND STATISTICS (UNAUDITED)

Information is as follows (in millions, except for percentage changes):

	1Q 2025 Passenger Revenue	Passenger Revenue vs. 1Q 2024	Passenger Revenue per Available Seat Mile ("PRASM") vs. 1Q 2024	Yield vs. 1Q 2024	Available Seat Miles ("ASMs") vs. 1Q 2024	1Q 2025 ASMs	1Q 2025 Revenue Passenger Miles ("RPMs")
Domestic	$7,182	3.8%	(3.9%)	0.2%	8.0%	41,810	33,557

Europe	1,476	4.8%	4.5%	5.4%	0.2%	10,184	7,433
Middle East/India/Africa	260	(4.4%)	5.1%	6.4%	(9.0%)	1,843	1,484
Atlantic	1,736	3.3%	4.7%	5.8%	(1.3%)	12,027	8,917
Pacific	1,511	8.9%	8.5%	(0.4)%	0.4%	11,901	9,159
Latin America	1,431	7.7%	1.9%	2.9%	5.7%	9,418	7,883
International	4,678	6.4%	5.2%	2.6%	1.2%	33,346	25,959

Consolidated	$11,860	4.8%	(0.1%)	1.2%	4.9%	75,155	59,517

Select operating statistics are as follows:

	Three Months Ended March 31,		% Increase/ (Decrease)
	2025	2024
Passengers (thousands) (a)	40,806	39,325	3.8
RPMs (millions) (b)	59,517	57,427	3.6
ASMs (millions) (c)	75,155	71,668	4.9
Passenger load factor: (d)
Consolidated	79.2%	80.1%	(0.9)	pts.
Domestic	80.3%	83.7%	(3.4)	pts.
International	77.8%	76.0%	1.8	pts.
PRASM (cents)	15.78	15.79	(0.1)
Total revenue per available seat mile ("TRASM") (cents)	17.58	17.50	0.5
Average yield per RPM (cents) (e)	19.93	19.70	1.2
Cargo revenue ton miles (millions) (f)	889	852	4.3
Aircraft in fleet at end of period	1,442	1,366	5.6
Average stage length (miles) (g)	1,454	1,481	(1.8)
Employee headcount, as of March 31 (thousands)	109.2	104.5	4.5
Cost per ASM ("CASM") (cents)	16.77	17.36	(3.4)
CASM-ex (cents) (h)	13.17	13.13	0.3
Average aircraft fuel price per gallon	$2.53	$2.88	(12.2)
Fuel gallons consumed (millions)	1,067	1,025	4.1
(a) The number of revenue passengers measured by each flight segment flown.
(b) The number of scheduled miles flown by revenue passengers.
(c) The number of seats available for passengers multiplied by the number of scheduled miles those seats are flown.
(d) RPMs divided by ASMs.
(e) The average passenger revenue received for each RPM flown.
(f) The number of cargo revenue tons transported multiplied by the number of miles flown.
(g) Average distance a flight travels weighted for size of aircraft.
(h) CASM-ex is CASM less the impact of fuel expense, profit sharing, special charges and third-party business expenses. See NON-GAAP FINANCIAL INFORMATION for a reconciliation of CASM-ex to CASM, the most comparable GAAP measure.

United Airlines Reports First-Quarter 2025 Results
UNITED AIRLINES HOLDINGS, INC.
1 NON-GAAP FINANCIAL INFORMATION
UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and non-GAAP financial measures. The non-GAAP financial measures are provided as supplemental information to the financial measures presented in this press release that are calculated and presented in accordance with GAAP and are presented because management believes that they supplement or enhance management's, analysts' and investors' overall understanding of the company's underlying financial performance and trends and facilitate comparisons among current, past and future periods.
Because the non-GAAP financial measures are not calculated in accordance with GAAP, they should not be considered superior to and are not intended to be considered in isolation or as a substitute for the related GAAP financial measures presented in the press release and may not be the same as or comparable to similarly titled measures presented by other companies due to possible differences in method and in the items being adjusted. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
The information below provides an explanation of certain adjustments reflected in the non-GAAP financial measures and shows a reconciliation of non-GAAP financial measures reported in this press release to the most directly comparable GAAP financial measures. Within the financial tables presented, certain columns and rows may not add due to the use of rounded numbers. Percentages, ratios and earnings per share amounts presented are calculated from the underlying amounts.
CASM-ex: CASM is a common metric used in the airline industry to measure an airline's cost structure and efficiency. UAL reports CASM excluding special charges, third-party business expenses, fuel expense, and profit sharing. UAL believes that adjusting for special charges is useful to investors because those items are not indicative of UAL's ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, flight academy, ground handling and catering services for third parties, provides more meaningful disclosure because these expenses are not directly related to UAL's core business. UAL also believes that excluding fuel expense from certain measures is useful to investors because it provides an additional measure of management's performance excluding the effects of a significant cost item over which management has limited influence. UAL excludes profit sharing because it believes that this exclusion allows investors to better understand and analyze UAL's operating cost performance and provides a more meaningful comparison of our core operating costs to the airline industry.
Adjusted EBITDA and Adjusted EBITDAR: We calculate Adjusted EBITDA by adding interest, taxes, depreciation and amortization to net income and adjusting for special charges, nonoperating unrealized (gains) losses on investments, net and nonoperating debt extinguishment and modification fees. UAL believes that adjusting for these items is useful to investors because they are not indicative of UAL's ongoing performance. Effective January 1, 2025, Adjusted EBITDA is further adjusted by the fixed portion of operating lease expense, instead of solely aircraft rent as was the case historically, to calculate Adjusted EBITDAR. We believe this change provides investors with enhanced comparability to peers and better reflects our performance. The change in EBITDAR calculation methodology does not represent a change in management's expectations. Prior period amounts have been recast to conform to the current period presentation.
Adjusted Capital Expenditures: UAL believes that adjusting capital expenditures for assets acquired through the issuance or modification of debt, finance leases and other financial liabilities is useful to investors in order to appropriately reflect the total amounts spent on capital expenditures.
Free Cash Flow: Effective January 1, 2025, we define free cash flow as the sum of net cash from operating activities and net cash from investing activities, adjusted for the net change in short-term investments and the net change in restricted cash. We believe adjusting for short-term investments and restricted cash activity provides investors a better understanding of the company's free cash flow generated by our core operations. The change in free cash flow calculation methodology does not represent a change in management's expectations. We believe this change provides investors with enhanced comparability to peers and better reflects our performance. Prior period amounts have been recast to conform to the current period presentation.
Adjusted Total Debt and Adjusted Net Debt: Adjusted total debt is a non-GAAP financial measure that includes current and long-term debt, finance lease obligations and other financial liabilities, current and noncurrent operating lease obligations and noncurrent pension and postretirement obligations. Adjusted net debt is adjusted total debt minus cash, cash equivalents and short-term investments. UAL provides adjusted total debt and adjusted net debt because we believe these measures provide useful supplemental information for assessing the company's debt and debt-like obligation profile.
Net Leverage: Net leverage is a non-GAAP financial measure that is equal to adjusted net debt divided by trailing twelve month Adjusted EBITDAR. UAL provides net leverage because we believe it provides useful supplemental information for assessing the company's debt level. See the above descriptions of Adjusted Net Debt and Adjusted EBITDAR.

	Three Months Ended March 31,		% Increase/ (Decrease)
CASM-ex (in cents, except for percentage changes)	2025	2024
CASM (GAAP)	16.77	17.36	(3.4)
Fuel expense	3.59	4.13	(13.1)
Profit sharing	0.06	—	NM
Third-party business expenses	0.09	0.08	12.5
Special charges	(0.14)	0.02	NM
CASM-ex (Non-GAAP)	13.17	13.13	0.3

United Airlines Reports First-Quarter 2025 Results
UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL INFORMATION (Continued)

	Three Months Ended March 31,		Twelve Months Ended March 31,
Adjusted EBITDA and Adjusted EBITDAR (in millions)	2025	2024	2025	2024
Net income (GAAP)	$387	$(124)	$3,660	$2,688
Adjusted for:
Depreciation and amortization	727	708	2,947	2,724
Interest expense, net of capitalized interest and interest income	144	216	606	885
Income tax expense (benefit)	91	(40)	1,150	791
Special charges (credits)	(108)	13	(8)	948
Nonoperating unrealized (gains) losses on investments, net	21	37	183	34
Nonoperating debt extinguishment and modification fees	—	35	93	46
Adjusted EBITDA (non-GAAP)	$1,263	$845	$8,631	$8,116
Adjusted EBITDA margin (non-GAAP)	9.6%	6.7%	14.9%	14.8%

Adjusted EBITDA (non-GAAP)	$1,263	$845	$8,631	$8,116
Fixed portion of operating lease expense	212	220	848	902
Adjusted EBITDAR (non-GAAP) (a)	$1,475	$1,065	$9,479	$9,018
(a) The prior period has been recast to conform to current period presentation.

	Three Months Ended March 31,
Adjusted Capital Expenditures (in millions)	2025	2024
Capital expenditures, net of flight equipment purchase deposit returns (GAAP)	$1,233	$1,366
Property and equipment acquired through the issuance or modification of debt, finance leases and other financial liabilities	(1)	1
Adjusted capital expenditures (Non-GAAP)	$1,232	$1,367

	Three Months Ended March 31,		Twelve Months Ended March 31,
Free Cash Flow (in millions) (a)	2025	2024	2025	2024
Net cash provided by operating activities (GAAP)	$3,710	$2,848	$10,307	$6,617
Net cash provided by (used in) investing activities (GAAP)	(1,462)	1,441	(5,554)	(2,697)
Adjusted for:
Net change in short-term investments	254	(2,739)	369	(3,931)
Net change in restricted cash	(190)	(8)	(83)	114
Free cash flow (Non-GAAP)	$2,312	$1,542	$5,039	$103
(a) The prior period has been recast to conform to current period presentation.

	March 31,		Increase/ (Decrease)
Adjusted Total Debt, Adjusted Net Debt and Net Leverage (in millions)	2025	2024
Debt, finance lease obligations and other financial liabilities - current and noncurrent (GAAP)	$27,663	$29,770	$(2,107)
Operating lease obligations - current and noncurrent	5,262	5,074	188
Pension and postretirement liabilities - noncurrent	1,252	1,610	(358)
Adjusted total debt (Non-GAAP)	$34,177	$36,454	(2,277)
Less: Cash and cash equivalents	$9,370	$8,401	969
Short-term investments	5,960	5,591	369
Adjusted net debt (Non-GAAP)	$18,847	$22,462	(3,615)
Net leverage (Non-GAAP) (a)	2.0	2.5	(0.5)	pts.
(a) The prior period has been recast to conform to current period presentation.

United Airlines Reports First-Quarter 2025 Results
UNITED AIRLINES HOLDINGS, INC.
NON-GAAP FINANCIAL INFORMATION (Continued)

	Three Months Ended March 31,		% Increase/ (Decrease)
(in millions, except for percentage changes and per share data)	2025	2024
Operating expenses (GAAP)	$12,605	$12,440	1.3
Special charges (credits)	(108)	13	NM
Operating expenses, excluding special charges	12,713	12,427	2.3
Adjusted to exclude:
Fuel expense	2,701	2,954	(8.6)
Profit sharing	43	3	NM
Third-party business expenses	68	58	17.2
Adjusted operating expenses (Non-GAAP)	$9,900	$9,412	5.2

Operating income (GAAP)	$607	$99	NM
Special charges (credits)	(108)	13	NM
Adjusted operating income (Non-GAAP)	$500	$112	NM

Operating margin	4.6%	0.8%	3.8 pts.
Adjusted operating margin (Non-GAAP)	3.8%	0.9%	2.9 pts.

Pre-tax income (loss) (GAAP)	$478	$(164)	NM
Adjusted to exclude:
Special charges (credits)	(108)	13	NM
Unrealized losses on investments, net	21	37	NM
Debt extinguishment and modification fees	—	35	NM
Adjusted pre-tax income (loss) (Non-GAAP)	$391	$(79)	NM

Pre-tax margin (GAAP)	3.6%	(1.3)%	4.9 pts.
Adjusted pre-tax margin (Non-GAAP)	3.0%	(0.6)%	3.6 pts.

Net income (loss) (GAAP)	$387	$(124)	NM
Adjusted to exclude:
Special charges (credits)	(108)	13	NM
Unrealized losses on investments, net	21	37	NM
Debt extinguishment and modification fees	—	35	NM
Income tax expense (benefit) on adjustments, net	2	(11)	NM
Adjusted net income (loss) (Non-GAAP)	$302	$(50)	NM

Diluted earnings (loss) per share (GAAP)	$1.16	$(0.38)	NM
Adjusted to exclude:
Special charges (credits)	(0.32)	0.04	NM
Unrealized losses on investments, net	0.06	0.11	NM
Debt extinguishment and modification fees	—	0.11	NM
Income tax expense (benefit) on adjustments, net	0.01	(0.03)	NM
Adjusted diluted earnings (loss) per share (Non-GAAP)	$0.91	$(0.15)	NM

United Airlines Reports First-Quarter 2025 Results
UNITED AIRLINES HOLDINGS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions)	March 31, 2025 (UNAUDITED)	December 31, 2024
ASSETS
Cash and cash equivalents	$9,370	$8,769
Short-term investments	5,960	5,706
Receivables, net	2,288	2,163
Aircraft fuel, spare parts and supplies, net	1,601	1,572
Prepaid expenses and other	928	673
Total current assets	20,148	18,883
Operating property and equipment, net	43,430	42,908
Operating lease right-of-use assets	4,092	3,815
Goodwill	4,527	4,527
Intangible assets, net	2,676	2,683
Investments in affiliates and other, net	1,239	1,267
Total noncurrent assets	55,963	55,200
Total assets	$76,111	$74,083

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$4,694	$4,193
Accrued salaries and benefits	2,394	3,289
Advance ticket sales	10,477	7,561
Frequent flyer deferred revenue	3,473	3,403
Current maturities of long-term debt, finance leases, and other financial liabilities	3,265	3,453
Current maturities of operating leases	506	467
Other	990	948
Total current liabilities	25,798	23,314
Long-term debt, finance leases, and other financial liabilities	24,398	25,203
Long-term obligations under operating leases	4,756	4,510
Frequent flyer deferred revenue	4,118	4,038
Pension and postretirement benefit liability	1,252	1,233
Deferred income taxes	1,624	1,580
Other	1,549	1,530
Total noncurrent liabilities	37,697	38,094
Total stockholders' equity	12,616	12,675
Total liabilities and stockholders' equity	$76,111	$74,083

United Airlines Reports First-Quarter 2025 Results
UNITED AIRLINES HOLDINGS, INC.
CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(in millions)	Three Months Ended March 31,
	2025	2024
Operating Activities:
Net cash provided by operating activities	$3,710	$2,848

Investing Activities:
Capital expenditures, net of flight equipment purchase deposit returns	(1,233)	(1,366)
Purchases of short-term and other investments	(2,246)	(866)
Proceeds from sale of short-term and other investments	2,023	3,657
Proceeds from sale of property and equipment	29	20
Other, net	(35)	(4)
Net cash provided by (used in) investing activities	(1,462)	1,441

Financing Activities:
Proceeds from issuance of debt and other financial liabilities, net of discounts and fees	(3)	3,111
Payments of long-term debt, finance leases and other financial liabilities	(1,011)	(5,031)
Repurchases of common stock	(349)	—
Other, net	(94)	(18)
Net cash used in financing activities	(1,457)	(1,938)
Net increase in cash, cash equivalents and restricted cash	791	2,351
Cash, cash equivalents and restricted cash at beginning of the period	8,946	6,334
Cash, cash equivalents and restricted cash at end of the period (a)	$9,737	$8,685

Investing and Financing Activities Not Affecting Cash:
Right-of-use assets acquired or modified through operating leases	419	145
Property and equipment acquired through the issuance or modification of debt, finance leases and other financial liabilities	$(1)	$1

(a) The following table provides a reconciliation of cash, cash equivalents and restricted cash to amounts reported within the condensed consolidated balance sheets:

Cash and cash equivalents	$9,370	$8,401
Restricted cash in Prepaid expenses and other	200	40
Restricted cash in Investments in affiliates and other, net	167	244
Total cash, cash equivalents and restricted cash	$9,737	$8,685

United Airlines Reports First-Quarter 2025 Results
UNITED AIRLINES HOLDINGS, INC.
NOTES (UNAUDITED)

Special charges (credits) and unrealized losses on investments, net include the following:

	Three Months Ended March 31,
(in millions)	2025	2024
Operating:
(Gains) losses on sale of assets and other special charges	$(108)	$13
Total operating special charges (credits)	(108)	13

Nonoperating:
Nonoperating unrealized losses on investments, net	21	37
Nonoperating debt extinguishment and modification fees	—	35
Total nonoperating special charges and unrealized losses on investments, net	21	72
Total operating and nonoperating special charges (credits) and unrealized losses on investments, net	(87)	85
Income tax expense (benefit), net of valuation allowance	2	(11)
Total operating and nonoperating special charges (credits) and unrealized losses on investments, net of income taxes	$(85)	$74
Operating and nonoperating special charges (credits) and unrealized losses on investments included the following:
During 2025, the company recorded $108 million of net gains primarily related to gains on various aircraft sale-leaseback transactions.
Effective tax rate:
The company's effective tax rates were as follows:

	Three Months Ended March 31,
	2025	2024
Effective tax rate	19.0%	24.4%
The provision for income taxes is based on the estimated annual effective tax rate, which represents a blend of federal, state and foreign taxes and includes the impact of certain nondeductible items. The decrease in the effective tax rate, in the three months ended March 31, 2025 as compared to the same period in 2024, was primarily due to an increase in the excess tax benefits related to stock-based compensation.

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